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                                                                      Exhibit 10

          Consent of Independent Registered Public Accounting Firm

The Board of Directors
Genworth Life and Annuity Insurance Company:

We consent to the use of our reports dated April 13, 2010 with respect to the Genworth Life and Annuity Insurance Company and subsidiaries' consolidated financial statements and financial statement schedules, and the use of our report dated April 6, 2010 with respect to the Genworth Life & Annuity VA Separate Account 2 included in the Statement of Additional Information and to the reference to our firm under the heading "Experts" in the Statement of Additional Information.

Our reports on the consolidated financial statements and schedules dated April 13, 2010 refer to a change in the method of accounting for other-than-temporary impairments in 2009.


/s/ KPMG


Richmond, Virginia
April 26, 2010